Exhibit 10.1

SECOND AMENDMENT TO THE

INVESTMENT MANAGEMENT TRUST AGREEMENT

THIS SECOND AMENDMENT TO THE INVESTMENT MANAGEMENT TRUST AGREEMENT (this “Amendment”) is made as of June 20, 2023, by and between Gardiner Healthcare Acquisitions Corp., a Delaware corporation (the “Company”), and Continental Stock Transfer & Trust Company, a New York corporation (the “Trustee”). Capitalized terms contained in this Amendment, but not specifically defined in this Amendment, shall have the meanings ascribed to such terms in that certain Investment Management Trust Agreement, dated December 21, 2021, by and between the parties hereto, as amended by that certain Amendment to the Investment Management Trust Agreement, dated December 21, 2022, by and between the parties hereto (the “Trust Agreement”).

WHEREAS, proceeds were placed in the Trust Account from the IPO and sale of private warrants and a balance of $20,277,272 was in the Trust Account as of March 31, 2023 (after accounting for redemptions relating to the Company’s December 2022 special meeting of stockholders); and

WHEREAS, the period for completing the Business Combination was previously extended to June 27, 2023; and

WHEREAS, the parties wish to amend the third recital to the Trust Agreement to provide that if a Business Combination is not consummated by June 27, 2023 the Company may extend the period to consummate a Business Combination to July 27, 2023, subject to one or more of the Company’s sponsors, other insiders or their affiliates or designee depositing the amount of $100,000 into the Trust Account no later than June 27, 2023, and thereafter upon the request of one or more of the Company’s Sponsors, other insiders or their affiliates, the period to consummate a Business Combination may be extended up to five (5) times by an additional one month each time (or up to December 27, 2023) by depositing into the Trust Account $100,000 for each additional one month extension; and

WHEREAS, Section 6(d) of the Trust Agreement provides the Trust Agreement may only be amended with the approval of the holders of 65% or more of all of the outstanding shares of Common Stock (the “Consent of the Stockholders”);

WHEREAS, the Company obtained the Consent of the Stockholders to approve this Amendment; and

WHEREAS, each of the Company and Trustee desire to amend the Trust Agreement as provided herein.

NOW, THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.      Amendments to Trust Agreement.

(a)    The third recital to the Trust Agreement is hereby amended and restated as follows:

WHEREAS, if a Business Combination (as defined herein) is not consummated by June 27, 2023 the Company may extend the period to consummate a Business Combination to July 27, 2023, subject to one or more of the Company’s sponsors, other insiders or their affiliates (a “Sponsor”) or designee depositing the amount of $100,000 into the Trust Account no later than June 27, 2023, and thereafter upon the request of a Sponsor, the period to consummate a Business Combination (the “Deadline”) may be extended up to five (5) times by an additional one month each time (or up to December 27, 2023) by depositing into the Trust Account $100,000 for each additional one month extension (each, and collectively, an “Extension”); and

2.      Miscellaneous Provisions.

2.1.   Successors. All the covenants and provisions of this Amendment by or for the benefit of the Company or the Trustee shall bind and inure to the benefit of their permitted respective successors and assigns.

2.2.   Severability. This Amendment shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Amendment or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Amendment a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

2.3.   Applicable Law. This Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

2.4.   Counterparts. This Amendment may be executed in several original or facsimile counterparts, each of which shall constitute an original, and together shall constitute but one instrument.

2.5.   Effect of Headings. The section headings herein are for convenience only and are not part of this Amendment and shall not affect the interpretation thereof.

2.6.   Entire Agreement. The Trust Agreement, as modified by this Amendment, constitutes the entire understanding of the parties and supersedes all prior agreements, understandings, arrangements, promises and commitments, whether written or oral, express or implied, relating to the subject matter hereof, and all such prior agreements, understandings, arrangements, promises and commitments are hereby canceled and terminated.

[Signature Page to Follow]

IN WITNESS WHEREOF, the parties have duly executed this Amendment as of the date first set forth above.

GARDINER HEALTHCARE ACQUISITIONS CORP.

By:	/s/ Marc F. Pelletier
Name:	Marc F. Pelletier
Title:	Chief Executive Officer

CONTINENTAL STOCK TRANSFER & TRUST COMPANY, AS TRUSTEE

By:	/s/ Francis Wolf
Name:	Francis Wolf
Title:	Vice President